    As filed with the Securities and Exchange Commission on November 1, 1996

                                                      Registration No. 333-07127
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                                       TO
                       REGISTRATION STATEMENT ON FORM S-3

                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         TEXAS INSTRUMENTS INCORPORATED
             (Exact name of Registrant as specified in its charter)

               Delaware                                    75-0289970
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)


                         13500 North Central Expressway
                                P.O. Box 655474
                           Dallas, Texas  75265-5474
          (Address of principal executive offices including zip code)
                           -------------------------



                TEXAS INSTRUMENTS 1996 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                           ------------------------



                               Richard J. Agnich,
              Senior Vice President, Secretary and General Counsel
                         Texas Instruments Incorporated
                         13500 North Central Expressway
                                P.O. Box 655474
                           Dallas, Texas  75265-5474
                    (Name and address of agent for service)



                                 (972) 995-2551
         (Telephone number, including area code, of agent for service)
                           ------------------------


                        CALCULATION OF REGISTRATION FEES

================================================================================
                                          Proposed    Proposed
                                          maximum     maximum
                               Amount     offering    aggregate    Amount of
  Title of securities          to be      price per   offering   registration
    to be registered         registered    share*      price*        fee*
--------------------------------------------------------------------------------
Common Stock ($1 par value)   7,502,930   $53.3125   $399,999,956   $137,932
================================================================================


*Computed on the basis of the average of the high and low prices for Common Stock on October 7, 1996, which is used as the estimated offering price solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933.
================================================================================

                                   PART II


Item 3.  Incorporation of Documents by Reference



The following documents have been filed by Texas Instruments Incorporated (the "Company" or "TI") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are hereby incorporated herein by reference and made a part of this registration statement:



         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by the Form 10-K/A filed June 21, 1996);



         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (as amended by the Form 10-Q/A filed July 19, 1996) and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996;



         3. The Company's Current Reports on Form 8-K dated January 2, 1996 (as amended by the Form 8-K/A filed August 9, 1996), January 18, 1996, January 24, 1996, January 25, 1996, February 5, 1996, March 6, 1996, May 30, 1996 and
June 24, 1996; and



         4. The description of the Company's common stock set forth in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act, and the descriptions concerning changes in securities contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 relating to the Company's Share Purchase Rights Plan, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.



All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



Item 4.  Description of Securities



Not Applicable.



Item 5.  Interests of Named Experts and Counsel



O. Wayne Coon, Vice President, Corporate Staff, Chief Corporate Counsel and Assistant Secretary of the Company, is potentially eligible for awards under the Texas Instruments 1996 Long-Term Incentive Plan and owns less than 1% of the outstanding shares of TI common stock.



Item 6.  Indemnification of Directors and Officers


The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

Article VI, Section 2 of the Company's By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company's Restated Certificate of Incorporation contains such a provision.

Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

Item 7.  Exemption from Registration Claimed



Not Applicable.



Item 8.  Exhibits




         4(a)   Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3(a) to the Company's
                Annual Report on Form 10-K for the year 1993).

         4(b)   Certificate of Amendment to Restated Certificate of
                Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year 1993).

         4(c)   Certificate of Amendment to Restated Certificate of
                Incorporation of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year 1993).

         4(d)   Certificate of Designations relating to the Company's
                Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year 1993).

         4(e)   Certificate of Ownership Merging Texas Instruments Automation
                Controls, Inc., into the Company (incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year 1993).

         4(f) Certificate of Elimination of Designations of Preferred Stock of the Company (incorporated by reference to Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year 1993).

         4(g)   Certificate of Amendment to Restated Certificate of
                Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

         4(h)   By-Laws of the Registrant (incorporated by reference to Exhibit
                3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

        *5      Opinion of O. Wayne Coon, Esq.

        23(a)   Consent of Independent Auditors.

       *23(b)   Consent of O. Wayne Coon, Esq. (included in Exhibit 5).

       *24      Powers of Attorney for the Directors of the Company.


------------------

*Previously filed.

Item 9.  Undertakings


The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise (but that term shall not include the insurance policies referred to in Item 6), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 28th day of October, 1996.


                                        TEXAS INSTRUMENTS INCORPORATED
                                        (Registrant)



                                        By:/s/ WILLIAM A. AYLESWORTH
                                           -----------------------------
                                           William A. Aylesworth
                                           Senior Vice President,
                                           Treasurer and Chief Financial
                                           Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 28th day of October, 1996.


              Signature                                   Title
------------------------------------        --------------------------------

         /s/ JAMES R. ADAMS*
------------------------------------             Chairman of the Board;
           James R. Adams                               Director

        /s/ DAVID L. BOREN*
------------------------------------                    Director
           David L. Boren

        /s/ JAMES B. BUSEY IV*
------------------------------------                    Director
          James B. Busey IV

       /s/ THOMAS J. ENGIBOUS*
------------------------------------           President; Chief Executive
         Thomas J. Engibous                         Officer; Director

     /s/ GERALD W. FRONTERHOUSE*
------------------------------------                    Director
       Gerald W. Fronterhouse

         /s/ DAVID R. GOODE*
------------------------------------                    Director
           David R. Goode

       /s/ WILLIAM B. MITCHELL*
------------------------------------             Vice Chairman; Director
         William B. Mitchell

        /s/ GLORIA M. SHATTO*
------------------------------------                    Director
          Gloria M. Shatto

        /s/ WILLIAM P. WEBER*
------------------------------------             Vice Chairman; Director
          William P. Weber

       /s/ CLAYTON K. YEUTTER*
------------------------------------                    Director
         Clayton K. Yeutter

      /s/ WILLIAM A. AYLESWORTH
------------------------------------        Senior Vice President; Treasurer;
        William A. Aylesworth                    Chief Financial Officer

       /s/ MARVIN M. LANE, JR.*
------------------------------------            Vice President; Corporate
         Marvin M. Lane, Jr.                           Controller

*By:  /s/ WILLIAM A. AYLESWORTH
    --------------------------------
        William A. Aylesworth
          Attorney-in-fact


                              INDEX TO EXHIBITS
Exhibit
Number
-------

  4(a)   Restated Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3(a) to the Company's Annual
         Report on Form 10-K for the year 1993).

  4(b)   Certificate of Amendment to Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year 1993).

  4(c)   Certificate of Amendment to Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year 1993).

  4(d)   Certificate of Designations relating to the Company's
         Participating Cumulative Preferred Stock (incorporated by reference to
         Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year
         1993).

  4(e)   Certificate of Ownership Merging Texas Instruments Automation Controls,
         Inc., into the Company (incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year 1993).

  4(f)   Certificate of Elimination of Designations of Preferred Stock of the
         Company (incorporated by reference to Exhibit 3(f) to the Company's
         Annual Report on Form 10-K for the year 1993).

  4(g) Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

  4(h) By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1993).

 *5      Opinion of O. Wayne Coon, Esq.

 23(a)   Consent of Independent Auditors.

*23(b)   Consent of O. Wayne Coon, Esq. (included in Exhibit 5).

*24      Powers of Attorney for the Directors of the Company.



-------------------

* Previously filed.